Exhibit 99.1

Pier 1 Imports, Inc. Reports Fourth Quarter and Full-Year Fiscal 2017 Financial Results

Provides Fiscal 2018 First Quarter and Full-Year Financial Guidance;

Declares Quarterly Cash Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--April 12, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the fourth quarter and fiscal year ended February 25, 2017.

Fourth Quarter Fiscal 2017 Highlights

  Net sales decreased 2.6% as the average number of stores declined approximately 3%;
  Company comparable sales increased 0.2%;
  E-Commerce sales increased 28% as compared to the same period a year ago;
  Gross profit expanded approximately $10 million, or 290 basis points, to 39.2% of net sales;
  Operating income increased 33% year-over-year to approximately $45 million; and
  Earnings per share (GAAP) of $0.33; adjusted earnings per share (non-GAAP) of $0.34. Adjusted earnings per share excludes costs of approximately $2 million, or $1.2 million net of tax, in the fourth quarter related to the departure of the Company’s former Chief Executive Officer.

Full-Year Fiscal 2017 Highlights

  Net sales decreased 3.4%, as the average number of stores declined approximately 3%;
  Company comparable sales decreased 1.0%;
  Achieved e-Commerce sales penetration of approximately 20%;
  Earnings per share (GAAP) of $0.37; adjusted earnings per share (non-GAAP) of $0.44. Adjusted earnings per share excludes costs of approximately $10 million, or $5.6 million net of tax, related to the departure of the Company’s former Chief Executive Officer;
  Generated cash flow from operations of $116 million; and
  Returned nearly $35 million to shareholders through share repurchases and cash dividends.

Terry E. London, Interim President and Chief Executive Officer, stated, “We are pleased to conclude the year with strong fourth quarter results. We gained momentum in the second half of the year, as our initiatives to drive improved financial performance took hold. Notably, we strengthened our top-line trend, highlighted by positive company comparable sales, improved merchandise margins, controlled operational costs and increased profitability. Our omni-channel platform is enabling us to compete effectively in a challenging environment and positions us to deliver long-term success and increased shareholder value.”

Mr. London continued, “Our Board is very pleased to have appointed a new CEO who we believe will be a highly effective leader and successful steward of the Pier 1 Imports brand. Alasdair James will join us on May 1st, bringing substantial retail and consumer expertise, global operating skills and the vision to lead in today’s era of retailing.”

Fourth Quarter Fiscal 2017 Results of Operations

Net sales for the fourth quarter of fiscal 2017 decreased 2.6% to $528.4 million, compared to $542.3 million in the same period last year. Company comparable sales for the quarter increased 0.2% from the prior year. E-Commerce sales totaled $103.1 million, representing year-over-year growth of approximately 28%. E-Commerce represented 19.5% of net sales in the fourth quarter, as compared to approximately 15% of net sales in the fourth quarter of fiscal 2016.

Gross profit for the fourth quarter of fiscal 2017 totaled $206.9 million, or 39.2% of net sales, compared to $196.9 million, or 36.3% of net sales, in the fourth quarter of fiscal 2016. Fourth quarter merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) totaled $299.5 million, or 56.7% of net sales, compared to $284.8 million, or 52.5% of net sales, in the fourth quarter of fiscal 2016. The year-over-year improvement in merchandise margin is primarily attributable to decreased clearance, a more effective promotional strategy and improved operations within the Company’s supply chain. For the three months ended February 25, 2017, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $118.5 million, compared to $103.5 million during the same period last year. As a percentage of net sales, contribution from operations increased 330 basis points to 22.4% in the fourth quarter of fiscal 2017.

Fourth quarter fiscal 2017 selling, general and administrative (“SG&A”) expenses were $148.5 million, or 28.1% of net sales, compared to $150.3 million, or 27.7% of net sales, in the year-ago period. Cost reductions across the organization were offset by incremental investments in marketing, approximately $2 million of costs associated with the departure of the Company’s former CEO, and approximately $2 million of costs related to incremental legal and advisory fees, CEO transition costs, including search fees and retention program awards to executives, and certain costs for sub-leasing portions of the corporate headquarters. The following table details the breakdown of SG&A expenses for the fourth quarter of fiscal 2017 as compared to the same period last year (in millions).

	Three Months Ended
	February 25, 2017		February 27, 2016
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$64.5	12.2%	$67.2	12.4%
Operational expenses	24.0	4.5%	26.2	4.8%
Marketing	24.2	4.6%	23.0	4.2%
Other selling, general and administrative (1)	35.8	6.8%	33.9	6.2%

Total selling, general and administrative	$148.5	28.1%	$150.3	27.7%
(1)

Other selling, general and administrative expense for the three months ended February 25, 2017, includes approximately $2 million related to former CEO departure expenses and approximately $2 million related to incremental legal and advisory fees and other expenses noted above.

Fourth quarter fiscal 2017 operating income was $44.8 million compared to $33.6 million in the same period last year. As a percentage of net sales, operating income increased 230 basis points year-over-year in the fourth quarter, to 8.5%. Net income for the fourth quarter ended February 25, 2017, was $26.6 million, or $0.33 per share, compared to $18.7 million, or $0.23 per share, in the year-ago period. Adjusted net income in the fourth quarter of fiscal 2017, which excludes costs related to the departure of the Company’s former CEO (as described below under Financial Disclosure Advisory), totaled $27.8 million, or $0.34 per share. Fourth quarter EBITDA (earnings before interest, taxes, depreciation and amortization) was $58.5 million, compared to $45.6 million in the fourth quarter of fiscal 2016.

Fiscal 2017 Results of Operations

Net sales for the twelve months ended February 25, 2017, were $1.828 billion, a decrease of 3.4% from the same period last year. Company comparable sales for the twelve months ended February 25, 2017, decreased 1.0% from the year-ago period. For the same period, e-Commerce represented approximately 20% of net sales, compared to approximately 16% for the twelve months ended February 27, 2016.

Gross profit for the twelve months ended February 25, 2017, totaled $697.3 million, or 38.1% of net sales, compared to $705.0 million, or 37.3% of net sales for the twelve months ended February 27, 2016. Merchandise margin for the twelve months ended February 25, 2017, totaled $1.048 billion, or 57.3% of net sales, compared to $1.046 billion, or 55.3% of net sales for the same period last year. For the twelve-month period ended February 25, 2017, contribution from operations totaled $360.1 million, compared to $354.3 million during the same period last year. As a percentage of net sales, contribution from operations improved 100 basis points year-over-year, to 19.7%.

SG&A expenses for the twelve months ended February 25, 2017, were $587.8 million, or 32.1% of net sales, compared to $578.8 million, or 30.6% of net sales during the same period a year ago. Cost reductions across the organization were offset by incremental investments in marketing, approximately $10 million of costs associated with the departure of the Company’s former CEO, and approximately $7 million of costs related to incremental legal and advisory fees, CEO transition costs, including search fees and retention program awards to executives, and certain costs for sub-leasing portions of the corporate headquarters. The following table details the breakdown of SG&A expenses for the twelve months ended February 25, 2017, as compared to the same period last year (in millions).

	Twelve Months Ended
	February 25, 2017		February 27, 2016
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$249.7	13.7%	$260.2	13.7%
Operational expenses	87.6	4.8%	90.5	4.8%
Marketing	104.4	5.7%	92.6	4.9%
Other selling, general and administrative (1)	146.1	8.0%	135.6	7.2%

Total selling, general and administrative	$587.8	32.1%	$578.8	30.6%
(1)

Other selling, general and administrative expense for the twelve months ended February 25, 2017, includes approximately $10 million related to former CEO departure expenses and approximately $7 million related to incremental legal and advisory fees and other expenses noted above.

Operating income for the twelve months ended February 25, 2017 was $54.9 million or 3.0% of net sales, compared to $75.2 million or 4.0% of net sales for the twelve months ended February 27, 2016. For the twelve-month period ended February 25, 2017, net income totaled $30.1 million, or $0.37 per share, compared to $39.6 million, or $0.46 per share in the year-ago period. Adjusted net income for the twelve months ended February 25, 2017, which excludes the costs related to the departure of the Company’s CEO and the tax benefit therefrom (as described below under Financial Disclosure Advisory), totaled $35.7 million, or $0.44 per share. EBITDA for the twelve months ended February 25, 2017, totaled $110.6 million, compared to $125.2 million in the year-ago period.

Balance Sheet Highlights and Share Repurchase Program

As of February 25, 2017, the Company had $154.5 million of cash and cash equivalents, compared to $115.2 million at the prior year end, $195.0 million outstanding under its senior secured term loan and $9.5 million outstanding under an industrial revenue bond. The Company had no working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the end of fiscal 2017 decreased approximately 1% to $401.0 million, compared to $405.9 million a year ago.

The Company did not repurchase any of its common stock during the fourth quarter ended February 25, 2017. Of the Company’s $200 million share repurchase program announced in April 2014, $36.6 million remains available for repurchases.

Real Estate Optimization Initiative

During the fourth quarter of fiscal 2017, the Company closed four stores, ending the year with 1,018 Pier 1 Imports stores. The Company expects to close approximately 20 to 25 net stores in fiscal 2018.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 28, 2016	1,032	3	(8)	1,027	3
August 27, 2016	1,027	2	(6)	1,023	2
November 26, 2016	1,023	2	(3)	1,022	1
February 25, 2017	1,022	0	(4)	1,018	0

Full-Year Fiscal 2017:	1,032	7	(21)	1,018	6

May 30, 2015	1,065	8	(10)	1,063	6
August 29, 2015	1,063	6	(16)	1,053	4
November 28, 2015	1,053	2	0	1,055	0
February 27, 2016	1,055	1	(24)	1,032	0

Full-Year Fiscal 2016:	1,065	17	(50)	1,032	10

(1) Relocations are noted only in the period in which the new store opens.

Fiscal 2018 First Quarter and Full-Year Financial Guidance

Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer, stated, “With our omni-channel capabilities firmly in place, we are focused on optimizing our new business model to maximize efficiency while reinvesting in customer-facing activities to drive sales. We entered the new fiscal year with a strong balance sheet and the financial flexibility to pursue our operating and growth plans, which include initiatives around merchandising, marketing, supply chain and real estate. In fiscal 2018 we expect to achieve low-single-digit company comparable sales growth and expand both gross and operating profits.”

The Company’s 2018 fiscal year will include 53 weeks of operating results. The Company’s full-year guidance for fiscal 2018 includes approximately $26 million of net sales and earnings of approximately $0.02 per share attributable to the 53rd week. Fiscal 2018 financial guidance is being provided on a 53-week basis with the exception of company comparable sales growth, which is being provided on a 52-week basis. The Company provided the following financial guidance for the fiscal 2018 first quarter and full year:

Guidance Metric	1st Quarter	Full Year
· Comparable sales growth (%) :	1% to 2%	1% to 2%
· Net sales growth (%):	Flat to 1%	2% to 3%
· Merchandise margin (% of net sales):	Approximately 58%	Approximately 58%
· SG&A expenses:	Approximately $145 million to $150 million	Approximately 31.5% of net sales
· Marketing spend (% of net sales):		Approximately 6%
· Depreciation:		Approximately $54 million
· Corporate tax rate:		Approximately 39%
· (Loss) Earnings per share:	($0.07) to ($0.03)	$0.46 to $0.52
· Fully diluted share count:		Approximately 81 million shares
· Capital expenditures:		Approximately $55 million

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on May 10, 2017, to shareholders of record on April 26, 2017. As of April 11, 2017, approximately 83.2 million shares of the Company’s common stock were outstanding.

Fourth Quarter and Full-Year Fiscal 2017 Financial Results Conference Call

The Company will host a conference call to discuss fourth quarter and full-year fiscal 2017 financial results at 4:00 p.m. Central Time on Wednesday, April 12, 2017. Investors will be able to connect to the call through the Company’s website at pier1.com. The conference call can be accessed by selecting “Investor Relations” on the Company’s homepage and linking through to the “Events” page, or dialing 1-844-807-9149, or if international, 1-210-229-8834. The conference ID number is 84183624.

Alasdair James Appointed President and Chief Executive Officer

As previously announced on April 3, 2017, the Board of Directors of the Company named Alasdair James as President and Chief Executive Officer, with an effective start date of May 1, 2017. The Board of Directors has increased the number of directors comprising the Board from eight to nine, and has elected Mr. James to the Company’s Board of Directors effective May 1, 2017. Additionally, effective May 1, 2017, Mr. London has been named Executive Chairman. He will serve in that role through July 31, 2017, at which time he will re-assume the role of Non-Executive Chairman of the Board.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including merchandise margin, contribution from operations, EBITDA, adjusted net income and adjusted earnings per share.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three- and twelve-month periods ended February 25, 2017, and February 27, 2016. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income or gross profit as a measure of operating performance. A reconciliation of net income to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended				Twelve Months Ended
		February 25, 2017		February 27, 2016		February 25, 2017		February 27, 2016
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$299.5	56.7%	$284.8	52.5%	$1,048.2	57.3%	$1,046.0	55.3%

Less:	Delivery and fulfillment net costs	20.3	3.8%	13.8	2.5%	59.0	3.2%	42.5	2.2%
	Store occupancy costs	72.3	13.7%	74.1	13.7%	291.9	16.0%	298.6	15.7%

Gross profit (GAAP)		206.9	39.2%	196.9	36.3%	697.3	38.1%	705.0	37.3%

Less:	Compensation for operations	64.5	12.2%	67.2	12.4%	249.7	13.7%	260.2	13.7%
	Operational expenses	24.0	4.5%	26.2	4.8%	87.6	4.8%	90.5	4.8%

Contribution from operations (non-GAAP)		118.5	22.4%	103.5	19.1%	360.1	19.7%	354.3	18.7%

Less:	Other nonoperating (income) expense	(0.1)	0.0%	1.0	0.2%	(1.1)	(0.1%)	0.9	0.0%
	Marketing and other SG&A	60.1	11.4%	56.9	10.5%	250.6	13.7%	228.2	12.1%

EBITDA (non-GAAP)		58.5	11.1%	45.6	8.4%	110.6	6.0%	125.2	6.6%

Less:	Income tax provision	16.0	3.1%	11.6	2.2%	15.1	0.9%	23.5	1.2%
	Interest expense, net	2.2	0.4%	2.3	0.4%	10.7	0.6%	11.1	0.6%
	Depreciation	13.6	2.6%	13.0	2.4%	54.6	3.0%	50.9	2.7%

Net income (GAAP)		$26.6	5.0%	$18.7	3.4%	$30.1	1.6%	$39.6	2.1%

This press release also references adjusted net income and adjusted earnings per share, which exclude the impact of severance and other charges related to the departure of the Company’s former CEO in fiscal 2017. Management believes these non-GAAP financial measures are useful in comparing the Company’s year-over-year operating performance. Adjusted net income and adjusted earnings per share should be considered supplemental and not a substitute for the Company’s net income and earnings per share results reported in accordance with GAAP for the periods presented. A reconciliation of net income and earnings per share to adjusted net income and adjusted earnings per share is shown below for the three- and twelve-month periods ended February 25, 2017 (in millions except per share amounts). There were no similar items warranting reconciliation for the three- and twelve-month periods ended February 27, 2016.

	Three Months Ended	Twelve Months Ended
	February 25, 2017	February 25, 2017

Net income (GAAP)	$26.6	$30.1
Add back: Former CEO departure-related costs, net of tax (1)	1.2	5.6
Adjusted net income (non-GAAP)	$27.8	$35.7

Earnings per share (GAAP)	$0.33	$0.37
Add back: Former CEO departure-related costs, net of tax (1)	0.01	0.07
Adjusted earnings per share (non-GAAP)	$0.34	$0.44
(1)

For the three months ended February 25, 2017, former CEO departure-related costs totaled $1.9 million, or $1.2 million net of tax. For the twelve months ended February 25, 2017, former CEO departure-related costs totaled $9.8 million, or $5.6 million after adjusting for their tax impact.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

About Pier 1 Imports

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	February 25,	% of	February 27,	% of
	2017	Sales	2016	Sales

Net sales	$528,352	100.0%	$542,325	100.0%

Cost of sales	321,440	60.8%	345,431	63.7%

Gross profit	206,912	39.2%	196,894	36.3%

Selling, general and administrative expenses	148,509	28.1%	150,272	27.7%
Depreciation	13,647	2.6%	13,014	2.4%

Operating income	44,756	8.5%	33,608	6.2%

Nonoperating (income) and expenses:
Interest, investment income and other	(793)		224
Interest expense	2,896		3,076
	2,103	0.4%	3,300	0.6%

Income before income taxes	42,653	8.1%	30,308	5.6%
Income tax provision	16,012	3.1%	11,633	2.2%

Net income	$26,641	5.0%	$18,675	3.4%

Earnings per share:
Basic	$0.33		$0.23

Diluted	$0.33		$0.23

Dividends declared per share:	$0.07		$0.07

Average shares outstanding during period:
Basic	80,898		81,546

Diluted	81,156		81,574

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Year Ended
	February 25,	% of	February 27,	% of
	2017	Sales	2016	Sales

Net sales	$1,828,446	100.0%	$1,892,230	100.0%

Cost of sales	1,131,138	61.9%	1,187,250	62.7%

Gross profit	697,308	38.1%	704,980	37.3%

Selling, general and administrative expenses	587,843	32.1%	578,828	30.6%
Depreciation	54,603	3.0%	50,944	2.7%

Operating income	54,862	3.0%	75,208	4.0%

Nonoperating (income) and expenses:
Interest, investment income and other	(2,470)		(237)
Interest expense	12,073		12,280
	9,603	0.5%	12,043	0.7%

Income before income taxes	45,259	2.5%	63,165	3.3%
Income tax provision	15,130	0.9%	23,531	1.2%

Net income	$30,129	1.6%	$39,634	2.1%

Earnings per share:
Basic	$0.37		$0.47

Diluted	$0.37		$0.46

Dividends declared per share:	$0.28		$0.28

Average shares outstanding during period:
Basic	80,919		84,939

Diluted	80,984		85,370

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	February 25,	February 27,
	2017	2016
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments of $149,375 and $110,413, respectively	$154,460	$115,221
Accounts receivable, net of allowance for doubtful accounts of $338 and $428, respectively	22,945	22,639
Inventories	400,976	405,859
Prepaid expenses and other current assets	31,607	31,175
Total current assets	609,988	574,894

Properties and equipment, net	191,476	207,633
Other noncurrent assets	41,618	36,664
	$843,082	$819,191

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$68,981	$72,570
Gift cards and other deferred revenue	60,398	64,081
Accrued income taxes payable	26,058	6,324
Current portion of long-term debt	2,000	2,000
Other accrued liabilities	133,866	101,712
Total current liabilities	291,303	246,687

Long-term debt	199,077	200,255
Other noncurrent liabilities	60,674	87,492

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized, 125,232,000 issued	125	125
Paid-in capital	191,501	211,019
Retained earnings	737,165	729,537
Cumulative other comprehensive loss	(7,414)	(10,637)
Less -- 42,050,000 and 41,760,000 common shares in treasury, at cost, respectively	(629,349)	(645,287)
Total shareholders' equity	292,028	284,757
	$843,082	$819,191

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended
	February 25,	February 27,	February 28,
	2017	2016	2015

Cash flows from operating activities:
Net income	$30,129	$39,634	$75,162
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	60,504	55,830	49,472
Stock-based compensation expense	8,228	5,065	7,332
Deferred compensation, net	8,438	5,641	8,244
Deferred income taxes	(19,645)	4,617	7,647
Excess tax benefit from stock-based awards	(312)	(585)	(2,936)
Amortization of deferred gains	(1,073)	(1,907)	(3,575)
Other	9,374	2,928	(3,322)
Changes in cash from:
Inventories	4,883	72,984	(101,193)
Prepaid expenses and other assets	863	20,560	356
Accounts payable and other liabilities	(5,697)	(33,611)	26,330
Accrued income taxes payable, net of payments	20,046	(7,109)	2,174
Net cash provided by operating activities	115,738	164,047	65,691

Cash flows from investing activities:
Capital expenditures	(44,181)	(51,813)	(81,859)
Proceeds from disposition of properties	74	18	35
Proceeds from sale of restricted investments	3,409	9,020	1,715
Purchase of restricted investments	(2,375)	(8,914)	(3,192)
Net cash used in investing activities	(43,073)	(51,689)	(83,301)

Cash flows from financing activities:
Cash dividends	(22,501)	(23,672)	(21,627)
Purchases of treasury stock	(10,566)	(75,000)	(185,540)
Proceeds from stock options exercised, stock purchase plan and other, net	1,329	2,886	1,846
Excess tax benefit from stock-based awards	312	585	2,936
Issuance of long-term debt, net of discount	-	-	198,000
Repayments of long-term debt	(2,000)	(2,000)	(1,000)
Debt issuance costs	-	-	(3,636)
Borrowings under revolving line of credit	38,000	63,000	60,000
Repayments of borrowings under revolving line of credit	(38,000)	(63,000)	(60,000)
Net cash used in financing activities	(33,426)	(97,201)	(9,021)

Change in cash and cash equivalents	39,239	15,157	(26,631)

Cash and cash equivalents at beginning of period	115,221	100,064	126,695

Cash and cash equivalents at end of period	$154,460	$115,221	$100,064

CONTACT:
Pier 1 Imports, Inc.
Investor Relations
Bryan Hanley, 817-252-6083